Principal Life Insurance Company 711 High Street, Des Moines, IA 50392 515 247 5111 tel

April 30, 2025

Via EDGAR

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

RE:    Principal National Life Insurance Company
    Variable Life Separate Account
    Principal Variable Universal Life Income IV
    Post-Effective Amendment No. 9 to Registration Statement on Form N-6
    File No. 333-232969

I am Counsel for the above-referenced Registrant, and have reviewed the attached post-effective amendment which is being filed pursuant to Rule 485(b) under the Securities Act of 1933. I hereby represent that the amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).

Sincerely,

/s/ Scott Van Wyngarden

Scott Van Wyngarden
Counsel
711 High Street
Des Moines, IA 50392-0300
(515) 247-6785
VanWyngarden.Scott@Principal.com